Exhibit 99.3

Warrant Inducement and Exercise Letter Agreement

Dogness (International) Corporation

No. 16 N. Dongke Road, Tongsha Industrial Zone

Dongguan, Guangdong 523217

People’s Republic of China

August 6, 2026

To the Holders Listed on Schedule A hereto

Re: Warrant Inducement and Exercise Letter Agreement

Ladies and Gentlemen:

The Company is pleased to offer you the opportunity to exercise your Warrants on the terms set forth in this letter agreement (this “Agreement”), dated as of August 6, 2026. This Warrant Letter is by and between Dogness (International) Corporation, a British Virgin Islands corporation (the “Company”), and each of the warrant holders listed on Schedule A hereto (each, a “Holder” and, collectively, the “Holders”). By countersigning this Warrant Letter in the space provided on the signature pages hereto, each Holder accepts the Company’s offer and agrees to be bound by the terms and conditions set forth herein.

1. Background

this Warrant Letter is being entered into in connection with that certain Share Acquisition Agreement dated May 17, 2025 among the Company and the other parties thereto, as amended by Amendment No. 1 thereto dated August 6, 2026 (the “Share Acquisition Agreement”). Capitalized terms used but not otherwise defined in this Warrant Letter shall have the meanings assigned to them in the applicable Warrants.

this Warrant Letter relates to the warrants that the Company issued on or about May 17, 2025 to the original shareholder as consideration for the Company’s acquisition of a 19.5% equity interest in Dogness Intelligent Technology Co., Ltd. (“DITC”). These warrants consist of: (a) pre-funded warrants exercisable for up to 1,550,000 Class A common shares (the “Pre-Funded Warrants”); and (b) maximum eligibility warrants exercisable for up to 2,000,000 Class A common shares (the “Maximum Eligibility Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). Each Warrant has an exercise price of $0.00001 per share and expires on May 16, 2030, and the Class A common shares issuable upon exercise of the Warrants are referred to as the “Warrant Shares.”

2. Amendment of Warrant Section 2.6

The Company and each of the undersigned Holders agree that the following sentence in the Warrants:

Any increase in the Beneficial Ownership Limitation will not be effective until sixty-one (61) Calendar Days after such notice is delivered to the Company and consented by the Company.

is deleted and replaced in its entirety with the following sentence.

Any increase in the Beneficial Ownership Limitation will not be effective until such notice is delivered to the Company and consented by the Company.

The undersigned Holders acknowledge that the applicable Warrants provide that amendments or waivers require written consent of the Company and a majority-in-interest of holders of the Warrants. Each undersigned Holder represents, solely as to itself, that it has the power and authority to enter into this Warrant Letter, and the Company and the undersigned Holders further intend that this Warrant Letter constitutes the written amendment and waiver required under the applicable Warrants.

3. Notice of Increase in Beneficial Ownership Limitation and Company Consent

Each Holder, solely on its own behalf, hereby notifies the Company pursuant to Section 2.6 that its Beneficial Ownership Limitation shall be deleted and that it may, upon consent of the Company, exercise its Warrants for any amount. Each Holder acknowledges and understands that the effect of Sections 2 and 3 hereof will require such Holder to file a Schedule 13G or 13D, as applicable.

The Company hereby consents to the change of each Holder’s Beneficial Ownership Limitation in the prior paragraph, effective as of the notice date.

4. Exercise

Subject to the terms of this Warrant Letter, each Holder hereby irrevocably exercises all Warrants held by such Holder and identified opposite such Holder’s name on Schedule A, in the amounts and on the terms set forth therein. Concurrently with, or promptly following, execution of this Warrant Letter, each applicable Holder has delivered to the Company a duly completed and executed notice of exercise in the form attached to this Warrant Letter (a “Notice of Exercise”); payment of the aggregate exercise price required under the applicable Warrant, if any; and such customary supporting information as the Company or its transfer agent may reasonably request to process the issuance. Each Holder understands that the holding period of Rule 144 will begin to run upon payment of the exercise price for any unregistered Warrant Shares.

5. Company Inducement

In consideration of the exercise commitments set forth above, the Company agrees as follows: the Company shall accept the applicable Notices of Exercise delivered under this Warrant Letter and shall process the exercise of the applicable Warrants in accordance with this Warrant Letter; the Company shall issue the Warrant Shares issuable upon such exercises in the name of the applicable Holder or its designee identified in the applicable Notice of Exercise, as restricted Class A Common Shares of the Company, subject to the legend and transfer restrictions described in this Warrant Letter, and subject to the lock-up provisions set forth in Section 6; and the Company shall use commercially reasonable efforts to cause the Warrant Shares to be issued within three (3) Business Days after receipt of the applicable Notice of Exercise and required exercise-price payment, if any, subject to receipt of all required signatures and supporting information, satisfaction of applicable law, any required transfer-agent procedures, and any required corporate approvals or third-party consents.

6. Warrant Shares and 9-Month Lock-Up

Each Holder acknowledges that the resale of a portion of the Warrant Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form F-3 (Registration No. 333-289065), which has been declared effective by the Securities and Exchange Commission (such registered Warrant Shares, the “Registered Warrant Shares”), and that, notwithstanding such registration, resales of the Registered Warrant Shares remain subject to the prospectus-delivery and other requirements of the Securities Act and applicable state securities laws, and to the nine (9) month contractual lock-up set forth in this Section 6.

Each Holder further acknowledges that the remaining Warrant Shares issued to such Holder that are not covered by the foregoing registration statement (the “Restricted Warrant Shares”) will be issued as restricted securities and will not be registered under the Securities Act unless and until separately registered, and may not be offered, sold or otherwise transferred except pursuant to an effective registration statement or an available exemption from the registration requirements of the Securities Act. Notwithstanding the registration status of any Warrant Shares, the lock-up restrictions set forth in this Section 6 apply to all Warrant Shares, whether Registered Warrant Shares or Restricted Warrant Shares.

Each Holder agrees that, during the period beginning on the date hereof and ending nine (9) months after the date the Company is duly registered as the holder of the 6.735% Target Equity under the Share Acquisition Agreement (as amended by Amendment No. 1 thereto) (the “Lock-Up Period”), such Holder shall not, directly or indirectly, offer, sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Warrant Shares, enter into any swap, hedge or similar arrangement that transfers the economic consequences of ownership thereof, or publicly announce any intention to effect any such transaction. These restrictions shall not apply to transfers to an affiliate of the applicable Holder that agrees in writing to be bound by this Warrant Letter, transfers by operation of law, transfers pursuant to a change of control transaction involving the Company approved by the Company’s board of directors, or transfers approved in advance in writing by the Company; provided that, in each case, the transferred Warrant Shares remain subject to applicable securities-law restrictions and any continuing lock-up obligations to the extent applicable.

7. Restrictive Legends

The Restricted Warrant Shares shall bear the restricted-securities legend set forth below, substantially in the form set forth in the Share Acquisition Agreement (as amended by Amendment No. 1 thereto), or a notation substantially consistent with that legend, and the Registered Warrant Shares shall bear the lock-up legend set forth below; in each case, the Company may place an additional notation, legend or stop-transfer instruction indicating that the Warrant Shares are subject to the terms of the lock-up set forth in this Warrant Letter. Any removal of legends or restrictive notations from the Warrant Shares shall be subject to the terms of the Share Acquisition Agreement, applicable securities laws, the expiration or termination of the Lock-Up Period, if applicable, and receipt by the Company of such opinions, certifications or other evidence as the Company may reasonably request. The legends set forth below shall apply as follows:

RESTRICTED WARRANT SHARES

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT (I) WARRANT INDUCEMENT AND EXERCISE LETTER AGREEMENT DATED AUGUST 6, 2026 AND (II) AMENDMENT NO. 1 TO THE SHARE ACQUISITION AGREEMENT DATED AUGUST 6, 2026 AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY PRIOR TO EXPIRATION OF THE LOCK-UP AGREEMENT SET FORTH IN SUCH AGREEMENTS.

IN ADDITION, THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

REGISTERED WARRANT SHARES

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THAT (I) WARRANT INDUCEMENT AND EXERCISE LETTER AGREEMENT DATED AUGUST 6, 2026 AND (II) AMENDMENT NO. 1 TO THE SHARE ACQUISITION AGREEMENT DATED AUGUST 6, 2026 AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY PRIOR TO EXPIRATION OF THE LOCK-UP AGREEMENT SET FORTH IN SUCH AGREEMENTS.”

8. Holder Representations and Warranties

Each Holder, severally and not jointly, represents and warrants to the Company as follows:

Such Holder has full right, power and authority to execute, deliver and perform this Warrant Letter and the transactions contemplated hereby; this Warrant Letter constitutes a valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity; the Restricted Warrant Shares are being acquired for such Holder’s own account, for investment, and not with a present view to distribution in violation of applicable securities laws; such Holder understands that the Restricted Warrant Shares are restricted securities and may not be resold unless registered or an exemption from registration is available; and such Holder is, and at the time of issuance of the Restricted Warrant Shares will be, not a U.S. Person within the meaning of Regulation S, to the extent required for the transaction structure being used.

9. Company Representations and Warranties

The Company represents and warrants to each Holder as follows:

The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to execute, deliver and perform this Warrant Letter; this Warrant Letter constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws and general principles of equity; the issuance of the Warrant Shares has been duly authorized by all necessary corporate action; upon issuance in accordance with the applicable Warrants and this Warrant Letter, the Warrant Shares will be validly issued, fully paid and non-assessable; and the execution, delivery and performance of this Warrant Letter and the consummation of the transactions contemplated hereby do not violate the Company’s organizational documents or any material agreement binding on the Company, except as would not reasonably be expected to prevent consummation of the transactions contemplated hereby.

10. Section 13(d) and Section 16 Acknowledgment

Each Holder acknowledges and agrees that beneficial ownership for purposes of the applicable Warrants may be determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); that the Holder is solely responsible for determining whether any filing, amendment or other action is required under Section 13(d), Section 16 or any other provision of the Exchange Act or other applicable law as a result of the transactions contemplated hereby; and that the Company is not providing any representation or assurance regarding any Holder’s individual filing obligations.

11. No Waiver Except as Expressly Set Forth

Except as expressly set forth in this Warrant Letter, nothing herein shall waive any provision of any Warrant; amend any provision of any Warrant; waive any provision of the Share Acquisition Agreement; or limit any rights or remedies of any party, and all such documents shall remain in full force and effect in accordance with their terms.

12. Governing Law

this Warrant Letter shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts-of-law principles.

13. Counterparts; Electronic Signatures

this Warrant Letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature pages delivered by PDF, email, electronic signature platform or other electronic means shall be deemed effective as originals for all purposes.

14. Entire Agreement

this Warrant Letter, together with the applicable Warrants, the applicable Notices of Exercise, the Share Acquisition Agreement and any related written amendments expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written understandings relating thereto.

To accept the Company’s offer and agree to the terms of this letter agreement, please countersign this Warrant Letter in the space provided on the signature pages that follow and return a fully executed copy to the Company.

Schedule A

Warrants Covered by this Warrant Letter

Note: The Section 2.6 beneficial ownership limitation waiver set forth in Section 3 applies to all Holders listed above.

[Signature Page Follows]

COMPANY

DOGNESS (INTERNATIONAL) CORPORATION

By:

Name:	Silong Chen

Title:	Chairman and Chief Executive Officer

ACCEPTED AND AGREED BY THE HOLDERS:

MING KAI TRADING INTERNATIONAL LIMITED (明启贸易国际有限公司)

By:

Name:	Fuxing Yang

Title:	Authorized Signatory

YING SHENG (HONG KONG) AUTO PARTS CO., LIMITED

By:

Name:	Yunxia Zheng

Title:	Authorized Signatory